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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Witco Corporation 1997 Stock Incentive Plan of our report dated January 31, 1997, except for Note 19, as to which the date is March 4, 1997, with respect to the consolidated financial statements and schedule of Witco Corporation and Subsidiary Companies included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Stamford, Connecticut
August 6, 1997